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                                                                    EXHIBIT 11.1

                CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES
       COMPUTATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     (in thousands, except per share data)

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
                                                                       For the Six Months Ended August 31,
                                                                   --------------------------------------------
                                                                            1996                   1995
                                                                   ---------------------- ---------------------
                                                                       (unaudited)            (unaudited)
                                                                                  Fully                  Fully
Net income per common and common equivalent share:                  Primary      Diluted    Primary     Diluted
                                                                    -------      -------   --------    --------
Net income available to common and common equivalent shares         $13,442      $13,442    $20,700     $20,700
Adjustments:
   Assumed exercise of convertible debt                                 -           -            -          -
                                                                    -------      -------    -------     -------
Net income available to common and common equivalent shares         $13,442      $13,442    $20,700     $20,700
                                                                    -------      -------    -------     -------

Shares:
Weighted average common shares outstanding                           19,553       19,553     19,550      19,550
Adjustments:
   (1) Assumed exercise of convertible debt                            -            -          -           -
   (2) Assumed exercise of incentive stock options                      204          204        285         313
   (3) Assumed exercise of stock options                                 38           38        168         218
                                                                    -------      -------    -------     -------
Weighted average common and common equivalent shares outstanding     19,795       19,795     20,003      20,081
                                                                    -------      -------    -------     -------

Net income per common and common equivalent share                      $.68         $.68      $1.03       $1.03
                                                                    =======      =======    =======     =======

                                                                            For the Six Months Ended
                                                                  ------------------------------------------
                                                                   February 29, 1996     February 28, 1995
                                                                   -----------------     -------------------
                                                                                             (Unaudited)
                                                                               Fully                  Fully
Net income per common and common equivalent share:                 Primary    Diluted     Primary    Diluted
                                                                   -------    -------     -------    -------
Net income available to common and common equivalent shares         $3,322     $3,322     $20,320    $20,320
Adjustments:
   Assumed exercise of convertible debt                               -         -           -          -
                                                                    ------     ------     -------    -------
Net income available to common and common equivalent shares         $3,322     $3,322     $20,320    $20,320
                                                                    ------     ------     -------    -------

Shares:
Weighted average common shares outstanding                          19,611     19,611      17,989     17,989
Adjustments:
   (1) Assumed exercise of convertible debt                           -          -           -          -
   (2) Assumed exercise of incentive stock options                     260        260         284        285
   (3) Assumed exercise of stock options                               135        135          71         73
                                                                    ------     ------     -------    -------
Weighted average common and common equivalent shares outstanding    20,006     20,006      18,344     18,347
                                                                    ------     ------     -------    -------

Net income per common and common equivalent share                     $.17       $.17       $1.11      $1.11
                                                                    ======     ======     =======    =======

                                                                                For the Years Ended August 31,
                                                                   -----------------------------------------------------------
                                                                          1995                    1994              1993
                                                                   -----------------      -----------------   ----------------

                                                                               Fully                 Fully              Fully
Net income per common and common equivalent share:                  Primary   Diluted     Primary   Diluted   Primary  Diluted
                                                                    -------   -------     --------  -------   -------  -------
Net income available to common and common equivalent shares         $41,020   $41,020     $11,733   $11,733  $15,604  $15,604
Adjustments:
   Assumed exercise of convertible debt                                -         -          -           419     -       2,597
                                                                    -------   -------     -------   -------  -------  -------
Net income available to common and common equivalent shares         $41,020   $41,020     $11,733   $12,152  $15,604  $18,201
                                                                    -------   -------     -------   -------  -------  -------
Shares:
Weighted average common shares outstanding                           18,776    18,776      15,423    15,423   11,820   11,820
Adjustments:
   (1) Assumed exercise of convertible debt                            -         -           -          544     -       3,239
   (2) Assumed exercise of incentive stock options                      252       302         227       257      144      144
   (3) Assumed exercise of stock options                                120       218         134       177     -        -
                                                                    -------   -------     -------   -------  -------  -------
Weighted average common and common equivalent shares outstanding     19,148    19,296      15,784    16,401   11,964   15,203
                                                                    -------   -------     -------   -------  -------  -------
Net income per common and common equivalent share                     $2.14     $2.13        $.74      $.74    $1.30    $1.20
                                                                    =======   =======     =======   =======  =======  =======
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